EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form S-8 of Tower Financial Corporation of our report dated June 23, 2006 appearing in this Annual Report on Form 11-K of the Tower Financial 401(k) Plan for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Oak Brook, Illinois
June 28, 2006